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                                                                   EXHIBIT NO. 1


                              STOCKHOLDER AGREEMENT

        STOCKHOLDER AGREEMENT, dated as of October 6, 2004 (this "Agreement"), among the stockholder set forth on the signature page hereto (the "Stockholder"), Computer Associates International, Inc., a Delaware corporation (the "Buyer"), and Nova Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

        WHEREAS, concurrently with the execution of this Agreement, the Buyer, Transitory Subsidiary and Netegrity, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Transitory Subsidiary will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

        WHEREAS, for the purpose of inducing the Buyer to enter into (and to consummate the transactions contemplated by) the Merger Agreement, the Buyer has required that the Stockholder agree, and the Stockholder is willing, to enter into this Agreement.

        NOW, THEREFORE, intending to be legally bound hereby, the parties hereby agree as follows:

     Section 1.      Number of Shares Beneficially Owned.

        (a) The Stockholder represents and warrants that, as of the date of this Agreement, the Stockholder (A) has full and exclusive power to vote and direct the voting of, and to dispose of and direct the disposition of, the shares of Company Common Stock shown on the signature page hereto (the "Shares") and (B) beneficially owns Company Stock Options to purchase shares of Common Company Stock shown on the signature page hereto (the "Options"). Except for the Shares and the Options and as otherwise disclosed on the signature page hereto, neither Stockholder nor any of its Affiliates holds or beneficially owns, as of the date hereof, any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

     Section 2.      Voting of Subject Shares.

        (a) The Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at the Company Meeting or any other meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and in connection with any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of his, her or its Subject Shares (a) in favor of adoption of the Merger Agreement, as the Merger Agreement may be modified or


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amended from time to time in a manner not adverse to the Stockholder (regardless of whether the Company recommends to its stockholders the adoption of the Merger Agreement), and (b) except with the express written consent of the Buyer, against (i) any Acquisition Proposal and (ii) any action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement. For purposes of this Agreement, the term "Subject Shares" shall mean (i) the Shares and (ii) any other shares of Company Common Stock of which the Stockholder or its Affiliates is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act) during the Term, whether by way of purchase or through the conversion, exercise or exchange, as the case may be, of any Company Stock Options or any other options, rights or securities held by the Stockholder or any of its Affiliates that are convertible into, or exercisable or exchangeable for, shares of Company Common Stock.

        (b) The Stockholder hereby revokes any and all previous proxies with respect to the Subject Shares. The Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, the Buyer, and any individual designated in writing by the Buyer, and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote or express consent on any matter specified in, and in accordance with, subsection (a) above. The Stockholder may vote the Subject Shares on all matters other than those specified in subsection (a) above. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Except as otherwise provided for herein, the Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

     Section 3.      Transfer of Subject Shares.

        (a) The Stockholder covenants and agrees that he, she or it will not, and will not permit any of its Affiliates to, directly or indirectly (including, without limitation, through the disposition or transfer of any equity interest in another person), (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, grant any option with respect to, encumber or otherwise dispose of (collectively, "Transfer") or enter into any agreement, arrangement or understanding with respect to a Transfer of, any Subject Shares or any interest therein or securities convertible there into or any voting rights with respect thereto, other than (A) pursuant to the Merger, (B) to any Affiliate or family member of the Stockholder if such transferee prior to any such Transfer executes a binding agreement with the Buyer and the Transitory Subsidiary substantially in the form of this Agreement or (C) with the Buyer's prior written consent or (ii) grant any proxies with respect to the Subject Shares other than pursuant to this Agreement or to the Buyer or its designees, or (iii) enter into any voting trust or other agreement, arrangement or understanding with respect to the voting of any Subject Shares.



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        (b)     The Stockholder agrees to submit to the Company promptly
following execution of this Agreement all certificates representing the Shares so that the Company may place thereon a conspicuous legend referring to the transfer restrictions set forth in this Agreement and shall submit all other certificates of Company Common Stock received after the date of this Agreement to the Company for such purpose.

     Section 4.      Other Covenants.

        (a) The Stockholder agrees to cooperate on a commercially reasonable basis with the Buyer, the Transitory Subsidiary and the Company in (i) preparing and filing documentation, (ii) effecting applications, notices, petitions, filings and other documents and (iii) obtaining permits, consents, orders, approvals and authorizations necessary to make effective the Merger and the other transactions contemplated by the Merger Agreement.

        (b) Stockholder shall not directly or indirectly take any action that is prohibited to be taken by any officer or director of the Company under
Section 6.1 of the Merger Agreement (whether or not such Stockholder is or remains an officer or director, as applicable, of the Company) and shall use his, her or its reasonable best efforts to cause his, her or its employees, attorneys and any other of his, her or its representatives not to take any such action. Stockholder will promptly advise (within 24 hours) the Buyer after receipt by such Stockholder of an Acquisition Proposal, or any request for information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal, or of any inquiry with respect to any Acquisition Proposal. Stockholder shall provide such notice in writing in accordance with
Section 9.2 of the Merger Agreement and shall identify the third party making any such Acquisition Proposal, request or inquiry, and the material terms and conditions of any such Acquisition Proposal or inquiry. Stockholder shall keep the Buyer reasonably informed of the status and the material terms and conditions (including any amendment thereto) of any such request, Acquisition Proposal or inquiry.

        (c) Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Subject Shares which may arise with respect to the Merger.

     Section 5.      Representations and Warranties of the Stockholder.

        (a) The Stockholder hereby represents and warrants to the Buyer as follows: (i) the Stockholder beneficially owns all of the Shares as set forth on the signature page of this Agreement, free and clear of any claims, liens, security interests, rights to purchase or acquire, charges or other encumbrances and any voting agreements or restrictions with respect to voting, other than any of the foregoing created by or arising out of this Agreement; (ii) the Stockholder has the legal capacity and all requisite power and authority to enter into and perform its obligations under this Agreement; and (iii) this Agreement constitutes a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of general principles of equity.



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        (b)     The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, (i) conflict with or violate any organizational documents of the Stockholder, if any, (ii) conflict with or violate any contract, agreement, license, instrument or permit to which the Stockholder is a party or by which the Stockholder or any of its properties or assets are bound or affected, (iii) conflict with or violate any law applicable to the Stockholder or by which the Stockholder or any of its properties or assets is bound or affected, except for any such conflicts or violations as could not reasonably be expected to impair the Stockholder's ability to perform its obligations under this Agreement or (iv) require any consent, approval or notice under any law applicable to the Stockholder or by which any of its properties or assets is bound or affected. If the Stockholder is a natural person, is married and the Shares set forth on the signature page hereto underneath such Stockholder's name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder's spouse.

        Section 6. Acknowledgement. Nothing withstanding anything to the contrary in this Agreement, nothing herein shall be interpreted as obligating the Stockholder to (i) exercise any options to acquire shares of capital stock of the Company, (ii) convert or exchange any securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) exercise any other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

        Section 7. Termination. This Agreement shall commence on the date hereof and terminate upon the earlier to occur of (i) the Effective Time or (ii) the termination of the Merger Agreement.

        Section 8. Specific Performance; Cumulative Remedies. The Stockholder agrees that its failure to perform its agreements and covenants hereunder will cause irreparable injury to the Buyer for which damages, even if available, may not be an adequate remedy. Accordingly, the Stockholder agrees that the Buyer may seek the issuance of injunctive relief (including a temporary restraining order) to compel performance of its obligations and may seek the granting by any court of the remedy of specific performance of its obligations hereunder. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        Section 9. Fiduciary Duties. The Stockholder is signing this Agreement solely in the Stockholder's capacity as an owner of his, her or its Subject Shares, and nothing herein shall prohibit, prevent or preclude the Stockholder from the exercise of such Stockholder's fiduciary duties as an officer or director of the Company.

        Section 10.     Miscellaneous.

        (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto.




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This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

        (b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

        (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

        (d) Jurisdiction; Waivers of Certain Defenses; Waiver of Right to Jury Trial. Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address set forth beneath such party's name on the signature page hereto. Nothing in this Section 10(d), however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT

        (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being



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sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                (i) if to the Stockholder to the address set forth on the signature page to this Agreement;

                with a copy to:

                Netegrity, Inc.
                201 Jones Road
                Waltham, MA  02451
                Attn: Chief Executive Officer and General Counsel
                Telecopy: (781) 697-0400

                (ii)    if to the Buyer or Transitory Subsidiary to:

                Computer Associates International, Inc.
                One Computer Associates Plaza
                Islandia, NY  11749
                Attn: General Counsel
                Telecopy: (631) 342-4866

                with a copy to:

                Sullivan & Cromwell LLP
                125 Broad Street
                New York, NY 10004
                Attn: James C. Morphy, Esq.
                      Keith A. Pagnani, Esq.
                Telecopy: (212) 558-3588

        (g) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third party beneficiary hereto.

        (h) Assignment. Except as specifically provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms of this Agreement and the Stockholder will take any and all actions necessary to obtain and deliver to you the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

        (i) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings



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contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.


                           [Signature Page to follow]




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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.


                                      COMPUTER ASSOCIATES INTERNATIONAL, INC.


                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________





                                      NOVA ACQUISITION CORP.


                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________










                    [Signature Page to Stockholder Agreement]


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                                                STOCKHOLDER


                                                ________________________________
                                                           Signature

                                                ________________________________
                                                           Name

                                                ________________________________
                                                           Address

                                                ________________________________
                                                           Address


                                                _________ Shares


                                                _________ Options











                    [Signature Page to Stockholder Agreement]